EXHIBIT 4.1

SUPPLEMENTAL INDENTURE, dated as of November 15, 2013, among SIRIUS XM RADIO INC., a Delaware corporation (the “Company” and successor to XM Satellite Radio Inc.), SIRIUS XM HOLDINGS INC., a Delaware corporation and a wholly-owned subsidiary of the Company (“Holdings”), the guarantors listed on the signature pages hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”). Capitalized terms that are not defined herein shall have the meanings assigned to them in the Indenture (defined below).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of August 1, 2008, in connection with the issuance of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Company desires to create a new holding company structure and intends to execute and file a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware effective on November 15, 2013, to merge Sirius XM Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (the “Merger Sub”), with and into the Company, with the Company being the surviving corporation (the “Merger”), and thereby converting each outstanding share of Common Stock of the Company into one share of common stock of Holdings, par value $0.001 per share (the “Holdings Common Stock”);

WHEREAS, Section 4.01 of the Indenture provides, among other things, that the Company shall not be prevented from merging with or into any other Person, with the Company being the surviving corporation, provided that, among other things, immediately after giving pro forma effect to such merger, no Default or Event of Default shall have occurred and be continuing;

WHEREAS, Section 8.01 of the Indenture provides, among other things, that the Company and the Trustee may from time to time and at any time amend the Indenture without the consent of any Holder to make any change that does not adversely affect the rights of any Holder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to evidence the assumption by Holdings, jointly and severally with the Company, of the covenants, agreements, rights and obligations of the Company under the Indenture;

WHEREAS, pursuant to Section 8.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of each of the Guarantors, Holdings and the Company have been satisfied.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:

ARTICLE I

REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Trustee as of the date hereof as follows:

SECTION 1.01. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

SECTION 1.02. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with Delaware law.

SECTION 1.03. Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.

SECTION 1.04. The amendments contained herein do not adversely affect the rights of any Holder.

ARTICLE II

AGREEMENT TO BE BOUND

SECTION 2.01. Holdings hereby assumes, jointly and severally with the Company, the due and punctual payment of the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes and in the Indenture and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company.

SECTION 2.02. No past, present or future director, officer, employee, incorporator, stockholder or agent of Holdings, as such, will have any liability for any obligations of the Company, Holdings or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

ARTICLE III

AMENDMENTS

SECTION 3.01. The Indenture is hereby amended by:

(a) deleting the definition of “Common Stock” in Section 1.01 therein and inserting in lieu thereof the following (in correct alphabetical order):

“Holdings Common Stock” means the common stock, par value $0.001 per share, of Holdings or any such class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Holdings and which are not subject to redemption by Holdings; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(b) adding the following definition to Section 1.01 (in correct alphabetical order):

“Holdings” means Sirius XM Holdings Inc., a Delaware corporation.

(c) every reference in the Indenture to “Common Stock” shall be amended and deemed to be a reference to “Holdings Common Stock”.

SECTION 3.02. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor, Holdings and the Company.

SECTION 4.02. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 4.03. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.04. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 4.05. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 4.06. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

SECTION 4.07. This Supplemental Indenture shall become effective as of the Effective Time.

SECTION 4.08. Pursuant to Section 11.11 of the Indenture, the Company has caused to be filed with the Trustee and the Exchange Agent and to be mailed to each Holder the information required by such Section within the time period required.

SECTION 4.09. Pursuant to Section 11.07 of the Indenture, the Company shall cause notice of the execution of this Supplemental Indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after the date of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

SATELLITE CD RADIO, INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

XM 1500 ECKINGTON LLC

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

XM INVESTMENT LLC

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

XM EMALL INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President